UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

American Capital Strategies, Ltd.

(Name of Registrant as Specified In Its Charter)

American Capital Strategies, Ltd.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock $0.01 par value

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE
CONTACT:
John Erickson, CFO	(301) 951-6122
Tom McHale, Vice President, Finance and Investor Relations	(301) 951-6122

AMERICAN CAPITAL ENCOURAGES STOCKHOLDERS TO SUBMIT VOTING

INSTRUCTIONS FOR ITS ANNUAL MEETING

Bethesda, MD – April 27, 2004 – American Capital Strategies Ltd. (Nasdaq: ACAS) announced today that it is encouraging all stockholders to submit promptly their voting instructions for the annual meeting of stockholders to be held on April 29, 2004. Stockholders who have not yet voted may still vote in advance of the meeting, either by telephone or internet, as described below. Even if stockholders have returned their voting instruction forms through the mail, they may use the telephone or internet to ensure that their vote is counted.

Under the American Capital charter, at least 50% of all shares outstanding must be voted in favor of the proposal to be considered at the meeting to amend the charter to increase the total authorized shares of common stock from 70 million to 200 million. To date, a total of 24 million shares have been voted in favor of this proposal and 4 million shares against. The votes of 35 million shares are necessary for the matter to pass. Stockholders should review the company’s proxy statement for further information on this matter and the other matters to be considered at the meeting.

Unlike certain other matters to be considered at the meeting, brokers will not vote shares on the charter amendment without specific stockholder instructions. Failure to receive sufficient votes on the matter could require American Capital to incur additional proxy solicitation costs.

American Capital has engaged Georgeson Shareholder Communications Inc., a proxy solicitation firm, to contact stockholders by telephone to encourage voting. Many stockholders have received these calls over the past few days.

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American Capital

INSTRUCTIONS FOR VOTING BY PHONE

Using a touch-tone telephone, call the toll-free number which appears on your Voting Instruction Form and follow these four steps:

1.	Read the American Capital Strategies Ltd. Proxy Statement and enclosed Voting Instruction Form.
2.	Call the toll-free number located on your Voting Instruction Form.
3.	Enter your 12-digit Control Number located on your Voting Instruction Form.
4.	Follow the recorded instructions.

INSTRUCTIONS FOR VOTING ONLINE

1.	Read the American Capital Strategies Ltd. Proxy Statement and enclosed Voting Instruction Form.
2.	Go to the website www.proxyvote.com.
3.	Enter your 12-digit Control Number located on your Voting Instruction Form.
4.	Follow the instructions.

INSTRUCTIONS FOR VOTING IF YOU HAVE MAILED YOUR VOTE OR DO NOT HAVE YOUR BALLOT

1.	Contact Georgeson Shareholder Communications Inc. at 800-790-6795 in order to vote your proxy.

As of March 31, 2004, American Capital stockholders have enjoyed a total return of 296% since the Company’s IPO — an annualized return of 23%, assuming reinvestment of dividends. American Capital has declared a total of $13.82 per share in dividends since its August 1997 IPO.

American Capital is a publicly traded buyout and mezzanine fund with capital resources in excess of $2.7 billion. American Capital is an investor in and sponsor of management and employee buyouts; invests in private equity sponsored buyouts, and provides capital directly to private and small public companies. American Capital provides senior debt, mezzanine debt and equity to fund growth, acquisitions and recapitalizations.

This press release contains forward-looking statements. The statements regarding expected results of American Capital Strategies are subject to various factors and uncertainties, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional or national economic conditions, or changes in the conditions of the industries in which American Capital has made investments.

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